Exhibit 10.31
AGREEMENT FOR WHITE LABEL SERVICES BETWEEN
GAIN CAPITAL GROUP, LLC AND Your Company
This Agreement is between YOUR COMPANY, whose office is located at [ADDRESS] and GAIN Capital Group, LLC, [“GAIN Capital”], a Limited Liability Company formed under the laws of Delaware with an office located at 550 Hills Drive, Bedminster, NJ 07921.
1. REPRESENTATION AND WARRANTIES
GAIN Capital and YOUR COMPANY each represent and warrant that:
(i) they are duly organized and validly existing under the applicable laws of the jurisdiction of their organization; (ii) execution and delivery of this Agreement and all Contracts and other transactions contemplated hereunder and performance of all obligations contemplated under this Agreement and all Contracts and other transactions contemplated hereunder have been duly authorized by their respective organizations; and (iii) each person executing and delivering this Agreement and all Contracts and other transactions contemplated hereunder for or on behalf of GAIN Capital and YOUR COMPANY and performing the obligations contemplated under this Agreement have been duly authorized by their respective organizations to do so; (iv) execution and delivery by YOUR COMPANY and GAIN Capital of this Agreement and all Contracts and other transactions contemplated hereunder, and performance of all of Your Company’s and GAIN Capital’s obligations contemplated under this Agreement and any Contract and other transaction contemplated hereunder, will not violate any statute, rule, regulation, ordinance, charter, by-law or policy applicable to said organizations.
2. SERVICES TO BE PROVIDED
•	Additional Pip Spread: a pip spreading mechanism that allows YOUR COMPANY to add pips onto GAIN’s normal bid/ask spread. YOUR COMPANY will earn revenue generated from the additional pip capture according to the following schedule:

CURRENCY	ADD’L PIPS ON	ADD’L PIPS ON
PAIR	BID	ASK
AUD/JPY
AUD/USD
CAD/JPY
CHF/JPY
EUR/AUD
EUR/CAD
EUR/CHF
EUR/GBP
EUR/JPY
EUR/USD
GBP/CHF
GBP/JPY
GBP/USD
NZD/JPY

CURRENCY	ADD’L PIPS ON	ADD’L PIPS ON
PAIR	BID	ASK
NZD/USD
USD/CAD
USD/CHF
USD/JPY
•	Control Account for Earned Fees and Other Payments — Upon receipt of a completed and executed GAIN Capital Customer Application in the name of YOUR COMPANY, a Control Account in YOUR COMPANY’s name will be established to hold funds, if any, resulting from a sweep of pips, commissions, fees or other applicable credits owed to you. Funds are held in YOUR COMPANY L’s Control Account until GAIN Capital receives a withdrawal request. All withdrawal requests must be in writing and submitted to GAIN Capital. Withdrawal requests are normally processed within two (2) business days of receipt.

•	Customer and bank account information MUST match the information provided on Appendix A of this Agreement. GAIN will not make or receive payment via third party. At this time, there is no fee for withdrawal requests via check. Withdrawal requests via wire transfer will be charged GAIN Capital’s normal wiring fee, which will be deducted directly from the withdrawal amount.

•	Partner Service Levels
A.	Service Level Qualifications
1.	Premier
a.	Entry Service Level
2.	Gold
a.	Volume of 25M to 300M per month or

b.	100 Active Accounts per quarter
3.	Platinum
a.	Volume of 301M to 750M per month or

b.	250 Active Accounts per quarter
4.	Black
a.	Volume of over 751M per month or

b.	500 Active Accounts per quarter
B.	General Parameters
1.	A all figures are based on sustained quarterly performance averages (90-Days)

2.	A client may opt into a higher services level but most meet the service level qualifications after a 90-Day evaluation period.

3.	If a client opts into a higher service level and after 90-days does not meet selected service level requirements the clients control account will be debited by the amount of IB paid on volume equal to 1/2 the amount of the shortfall.
C.	Services Included & IB shortfall example
1.	Please see Appendix B below
3. PAYMENT FOR ORDER FLOW
GAIN Capital will pay YOUR COMPANY USD ___pips per million round trip base currency unit transaction executed by YOUR COMPANY Originated Customers through GAIN Capital. All volume calculations will begin the first trading day of each calendar month and end the last trading day of each calendar month. GAIN Capital will make these payments for trade order flow during the initial term of the Agreement between GAIN Capital and Your Company, provided that both Your Company and GAIN Capital honor all terms and conditions of the Agreement.
In addition, GAIN Capital will, on a best efforts basis, help YOUR COMPANY in the negotiation of existing and future IB relationships YOUR COMPANY may present.
4. TERM OF AGREEMENT
The initial term of this Agreement shall be for a period of three (3) years commencing on the date both parties have duly executed this Agreement. During this time period YOUR COMPANY agrees to an exclusive arrangement with GAIN Capital whereby they will not use, endorse, or otherwise market any other FX trading platform.
GAIN Capital may, in its sole discretion, cancel this Agreement at any time during the course of this

Agreement by providing reasonable notice following the decision to terminate. In the event of termination for any reason, Your Company shall promptly destroy all of the information and materials supplied by GAIN Capital gathered since the negotiation and commencement of this Agreement, or any parts thereof, that may then be in his possession in any form and in any medium.
5. TAXES AND OTHER COSTS
GAIN Capital shall not be responsible for taxes of any kind, nature or description (such as income, sales, use and personal property taxes) levied by any federal, state, county, or city governments that are assessed against YOUR COMPANY resulting from this Agreement; provided, however, GAIN Capital shall be solely responsible for any and all income, franchise, gross receipts, and like taxes and occupancy, real estate and like taxes levied by any such governments that are assessed or imposed on GAIN Capital for its activities or facilities under this Agreement.
6. RIGHTS AND RESPONSIBILITIES
This Agreement is a non-exclusive arrangement with respect to GAIN Services. YOUR COMPANY is not authorized to make any representations concerning GAIN Capital or the services to be provided by GAIN Capital hereunder.
YOUR COMPANY agrees to comply with all Commodity Futures Trading Commission (CFTC) regulations and National Futures Association (NFA) compliance rules including, but not limited to, solicitation and sales practices, trading performance statements, risk disclosure, communications with the public, and the use of promotional materials. GAIN Capital has the right to conduct an audit of YOUR COMPANY’s website, sales practices and promotional materials to ensure compliance with NFA and CFTC regulations, and YOUR COMPANY agrees to fulfill all requests from GAIN Capital regarding such compliance matters.
YOUR COMPANY agrees to display risk and other required disclosures on your website, and agrees to only use verbiage approved by GAIN Capital in any and all descriptions of your relationship and agreements with GAIN Capital.
If Your Company is an NFA member introducing Customers to Gain Capital and/or Forex.com on a fully disclosed basis, you acknowledge and affirm that Your Company, its principals, employees and/or agents do not and will not utilize and/or compensate any third party unregulated solicitor(s) now or in the future.
All copyright, trademark, trade secret, software and all associated software components, media, user guides and training or education material, whether electronic or paper form and other intellectual property rights in the GAIN Capital Online Trading System (“Trading System”) shall remain at all times the sole and exclusive property of GAIN Capital and YOUR COMPANY shall have no right or interest in the Trading System. YOUR COMPANY acknowledges that the Trading System is confidential to GAIN and has been developed through the expenditure of substantial skill, time, effort and money. YOUR COMPANY will not publish, distribute, or otherwise make information available to third parties any information derived from or relating to the Trading System without the prior written approval of GAIN Capital. YOUR COMPANY acknowledges the License Agreement provided herein as Appendix C includes the entire understanding of the license granted to YOUR COMPANY in reference to the Trading System. You agree to provide each individual customer a user-end license agreement written for the benefit of YOUR COMPANY referencing the user-end license agreement is subject to the License Agreement between GAIN and YOUR COMPANY and GAIN is the third party licensor of the Trading System. Both Appendix C as between GAIN Capital and YOUR COMPANY and the end-user license agreement between YOUR COMPANY and individual customers is in no way to be understood as GAIN assigning any right, title or interest to any of such Software Product except as provided in this Agreement. YOUR COMPANY will not copy, modify, de-compile, reverse engineer, or make derivative works of the Trading System or in the manner in which it operates.
7. ARBITRATION
This Agreement is governed by, and shall be construed in accordance with the laws of the State of New York, United States of America without giving effect to any conflict of laws doctrine that would interfere with or prevent the application of this provision. With respect to any suit, action or proceeding (“Proceeding”) relating to this Agreement, YOUR COMPANY irrevocably (i) submits to the exclusive jurisdiction of the State and federal courts located in the Borough of Manhattan, State of New York; (ii) agrees to service of process in any legal proceeding by sending copies thereof by registered or certified mail, if practicable (postage prepaid) to the other party at the address set forth in this Agreement; (iii) waives any objection which it may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding have been brought in an inconvenient forum; and (iv) further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party. Alternatively, at the option of either GAIN Capital or Your Company, any proceeding hereunder may be submitted for arbitration before the American Arbitration Association at either their New York or New

Jersey Office. Voiding of any clause of this Agreement by a court of competent jurisdiction shall not void the entire agreement and shall apply only to the specific clause.
8. LIMITATION OF LIABILITY
General
GAIN Capital will not be liable for any special, indirect, consequential, punitive or incidental damages arising from a breach or alleged breach of this Agreement, however caused and under any theory of liability (including negligence), even if such party has been advised of the possibility of such damages.
With Respect To Services Rendered By GAIN Capital
GAIN Capital will not be liable to YOUR COMPANY for any errors, omissions, or interruptions associated with services rendered by GAIN Capital. This includes website functionality and content, trading application content and performance, trade execution, trade processing, customer service, account registration, as well as all other services provided by GAIN Capital under this agreement. In addition, Each party shall indemnify and hold harmless the other Party and its affiliates, subsidiaries and successors and their directors, officers, employees and agents from and against any and all claims, suits, actions, loss, costs, damages, liability, or other expense related to services rendered by GAIN Capital in connection with YOUR COMPANY’s business activities.
9. NOTICES
Any notice to be given under this Agreement shall be in writing, and shall be deemed to have been given, made or sent when mailed by registered or certified mail, return receipt requested. Any such notice shall be addressed to the parties at their addresses set forth above.
10. ENTIRE AGREEMENT
The parties acknowledge that no representations or statements not contained herein have been made by any of them regarding any present intention or concerning any term or provision of this Agreement or the Service. The provisions hereof constitute the entire Agreement between the parties and supersede all prior Agreements, oral or written and all other considerations between them relating to the subject matter hereof.
11. NO ORAL MODIFICATION.
This Agreement shall not be modified, altered, terminated, or canceled, except by an instrument in writing signed by all of the parties hereto.
12. CHOICE OF LAW
This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the laws of the State of New York, applicable to agreements signed and to be wholly performed within the said State. The remedies available to the parties to enforce this Agreement shall be cumulative and shall include equitable remedies. The failure to act upon any breach or default hereunder shall not be deemed a waiver or approval thereof, nor shall the taking of any remedy be deemed a waiver of any other remedy available.
13. TERMINATION
If either party is in material default of its obligations under this Agreement and such default continues for thirty (30) days after written notice is given by the party not in default, such non-defaulting party may (in additional to all other rights and remedies provided in this Agreement or by law) terminate this Agreement.
14. MISCELLANEOUS
This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. YOUR COMPANY will not assign this Agreement without the prior written consent of GAIN Capital. YOUR COMPANY expressly consents to the assignment of this Agreement by GAIN Capital to any successors or purchasers of the whole or any part of its business and expressly consents to be bound by all terms herein to any such successors or purchasers.
In the event any part of this Agreement should be held to be invalid by any Court or Tribunal of competent jurisdiction, or such court or tribunal should restrain the compliance with or the enforcement of any part, the remainder of this Agreement shall not be affected thereby, and shall continue in full force and effect.
15. CONFIDENTIALITY
The terms and conditions of this Agreement are considered confidential and as such, the details should only be discussed between the two parties involved.

YOUR COMPANY	GAIN Capital Group, LLC.

Signature:	Signature:
Print Name:	Print Name:
Title:	Title:
Date:	Date:

Appendixes:
Appendix A: Payment Instructions
Appendix B: Partner Services Provided
Appendix C: License Agreement for ForexTrader for Windows© SOFTWARE
Appendix D: Promotional Material

APPENDIX A
Payment Instructions
Please provide the following information.

For payments by check:

Name:

Address:

City, State, Country:

Telephone Number:

For payments by wire:

Bank Name

US Intermediary Bank (required for int’l transfers)

ABA # or Swift Code

Bank Account #

Bank Address

City, State, Country

Undersigned hereby agrees that all requests to withdrawal funds must be submitted in writing, and will be processed and remitted by GAIN Capital as instructed herein.

Date:

Signature:

Print Name:

Contact Information

Primary Contact:
Title:
Telephone Number:
Email Address:

Technology Contact:
Title:
Telephone Number:
Email Address:

Additional Contact:
Title:
Telephone Number:
Email Address:

Additional Contact:
Title:
Telephone Number:
Email Address:

Additional Contact:
Title:
Telephone Number:
Email Address:

APPENDIX B
Partner Services Provided
(TO BE MODIFIED BY INSTITUTIONAL SALES AS PER AGREEMENT)
I. IB Shortfall Example
A.	Referenced from Partner Services Levels — Section B.3 above
1.	If Service level calls for 25M per month and client does 19M in said month the control account will be debited 3M (1/2 of the 6M shortfall) worth of IB paid per their partner agreement

2.	$75 per million x 3 (as per example) = $225 for shortfall
II. White Label Services Rendered by Service Level
Please consult document — GAIN SLA Overview to insert details.

Appendix C
LICENSE AGREEMENT
FOR ForexTrader for Windows© SOFTWARE
1. SCOPE OF THIS AGREEMENT. This License Agreement is made between GAIN Capital Group, LLC (“Licensor”) and YOUR COMPANY (“Licensee”) governing your installation, use and distribution of the ForexTrader (“Software”) as a White Label with GAIN Capital. This License Agreement protects the installation, usage and distribution of the Software and any and all associated software components, media, user guides, and training or education materials, whether in electronic or paper form (collectively the “Software Product”) entered into when you execute the White Label Agreement.
2. RELATIONSHIP TO GAIN CAPITAL AND GAIN CAPITAL SERVICES. Upon executing the White Label Agreement, you are a White Label with GAIN Capital and ForexTrader is an “electronic service” within the meaning of this Agreement. Your use of ForexTrader is subject to the provisions of the Agreement in order to become a White Label. You acknowledge and attest ForexTrader, as an electronic advice, is not intended to provide investment, tax or legal advice. ForexTrader is proprietary to GAIN Capital and is protected by intellectual property laws and international intellectual property treaties. YOUR COMPANY’s access to ForexTrader is licensed and not sold. You acknowledge and agree the purpose of this License Agreement is to provide a license to you as a White Label in order to provide access and usage to YOUR COMPANY’s customers who have executed a customer agreement with YOUR COMPANY and hold a foreign currency trading account with YOUR COMPANY.
You also acknowledge and agree to the following terms and conditions:
•	By making ForexTrader available to you, Company is not providing you with any investment, tax or other form of advice, and ForexTrader’s sole purpose.

•	Your use of ForexTrader will be in a manner not inconsistent with applicable laws and regulations.

•	ForexTrader incorporates market data and other information (collectively “Market Data”) that GAIN Capital receives from our agents, vendors or partners (“Third Party Providers”). GAIN Capital does not endorse or approve the Market Information and makes it available to you only as a service and convenience. GAIN Capital and our Third Party Providers do not (1) guarantee the accuracy, timeliness, completeness or correct sequencing of the Market Information, or (2) warrant any results from your use or reliance on the Market Information. Market Information may quickly become unreliable for various reasons including, for example, changes in market conditions or economic circumstances. Neither GAIN Capital nor the Third Party Providers are obligated to update any information or opinions contained in any Market Information, and we may discontinue offering Market Information at any time without notice. You agree that neither GAIN Capital nor the Third Party Providers will be liable in any way for the termination, interruption, delay or inaccuracy of any Market Information. You will not redistribute or facilitate the redistribution of Market Information, nor will you provide access to Market Information to anyone who is not authorized by GAIN Capital to receive Market Information.

•	Licensee agrees that from time to time, ForexTrader may be inaccessible or inoperable for any reason, including, without limitation: (a) equipment (hardware) malfunctions, (b) software malfunctions, (c) periodic maintenance procedures or repairs which Company may undertake from time to time, or (d) causes beyond the reasonable control of Company or which causes are not reasonably foreseeable by Company. Company is not responsible, directly or indirectly, for the performance and/or reliability of the Third Party Providers or User’s Internet Service Provider (“ISP”).

•	Licensee and each individual customer shall be solely responsible for providing, maintaining and ensuring compatibility with the Software, all hardware, electrical and other physical requirements for User’s use of the Software including, without limitation, telecommunications and Internet connection(s), ISP, web browsers and/or other equipment, programs and services required to access and use the Software.
3. GRANT OF LICENSE. GAIN Capital grants you a non-exclusive, non-transferable license to install, use and provide to your customers a copy of ForexTrader in multiple computers running a validly licensed copy of Windows© for which GAIN developed and designed ForexTrader.

You acknowledge that GAIN Capital has granted this license to you for mutual consideration. This license is restricted to your personal use or if user is a corporate entity for the use of its employees and customers the meaning of customer to mean having executed a customer agreement with YOUR COMPANY and holding a foreign currency trading account with YOUR COMPANY in the course of your normal course of business for the limited purposes described in the user’s guide and any training materials. This license permits you to make one copy of ForexTrader for backup or archival purposes only. Any copying and/or redistribution or alternatively facilitating in redistribution of ForexTrader outside of the meaning of customer is strictly prohibited without the prior express written consent by Company. You are acquiring no right to use, and shall not use, without GAIN Capital’s prior written consent, the terms or existence of this Agreement, the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or service markets of GAIN Capital, its affiliates, agents, vendors and licensors. ForexTrader is provided in object code form only.
4. RESTRICTIONS ON USE. You shall not (a) use, copy, merge, make derivative works of or transfer copies of the Software Product, except as specifically authorized in this Agreement; (b) use the backup or archival copy of the Software Product (or permit any third party to use such copy) for any purpose other than to replace the original copy in the event that it is destroyed or becomes defective; (c) rent, lease, sublicense, distribute, transfer, copy, modify or timeshare the Software Product or any of your rights under this Agreement, except as expressly authorized in this Agreement; (d) provide unauthorized third parties with access to or use of the Software Product; (e) reverse engineer, disassemble, decompile or otherwise attempt to access the source code of the Software Product, except and only to the extent that such activity is expressly permitted by applicable law; or (f) use the Software Product after any expiration, termination or cancellation of this Agreement or the license granted in Grant of License Section set herein.
5. OWNERSHIP. The Software Product is licensed, not sold, to you for use only upon the terms of this Agreement, and GAIN Capital and its vendors, licensors or suppliers reserve all rights not expressly granted to you. GAIN Capital retains ownership of all copies of the Software Product. The Software Product is protected by U.S. copyright laws and international treaties, and the unauthorized reproduction or distribution thereof is subject to civil and criminal penalties. All title and intellectual property rights in and to the content which may be accessed through use of the Software Product is the property of the respective content owner(s) and may be subject to their terms and conditions.
6. SUPPORT SERVICES. GAIN Capital or its agents may provide you with support services related to the Software Product (“Support Services”). Any supplemental software code or other materials provided to you as part of the Support Services shall be considered part of the Software Product and subject to the terms and conditions of this Agreement. With respect to technical information you provide to GAIN Capital as part of the Support Services, you agree and acknowledge GAIN Capital may use such information for its business purposes, including for product support and development for which you will make no claim. GAIN Capital will not utilize such technical information in a form that personally identifies you.
7. TERM AND TERMINATION. The term of this Agreement and the license granted to you will continue until it is terminated as provided in this Section. Without prejudice to any other rights GAIN Capital may have, the license granted under this Agreement will terminate automatically in the event you violate any provision of this Agreement or if YOUR COMPANY terminates your White Label relationship with GAIN Capital. You may terminate or cancel the license granted by discontinuing use of the Software Product and providing GAIN Capital with written notice. In the event of termination, for any reason, you shall delete the Software Product from your computer(s) and discontinue providing the Software Product as a service to your customers. You understand GAIN Capital may discontinue technical and customer support for this Software Product at any time without any recourse by you.
8. DISCLAIMER OF WARRANTIES. THE SOFTWARE PRODUCT IS PROVIDED “AS IS” WITHOUT ANY WARRANTY OF ANY KIND. ALL WARRANTIES ARE DISCLAIMED, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR THAT THE SOFTWARE PRODUCT’S FUNCTIONS WILL MEET YOUR REQUIREMENTS OR THAT ITS OPERATION WILL BE UNINTERRUPTED OR ERROR FREE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE SOFTWARE PRODUCT IS WITH YOU. THIS DISCLAIMER APPLIES TO AND IS FOR THE BENEFIT OF GAIN CAPITAL, ITS AFFILIATES, AGENTS, VENDORS AND LICENSORS.
9. LIMITATION OF LIABILITY. To the maximum extent permitted by applicable law, in no event shall GAIN Capital, its affiliates, agents, vendors or licensors be liable to you or any third party for any damages of any kind, including but not limited to punitive, exemplary, special, incidental, indirect or consequential damages (for example, loss of personal or business profits, business interruption, loss of business information or any other pecuniary loss) arising out of the use of or inability to use the Software Product or the provision of or failure to provide Support Services. This limitation applies even if GAIN Capital has been advised of the possibility of such damages and regardless of the form of action, whether in contract, tort (including negligence), strict liability or otherwise.
10. GENERAL. You acknowledge and agree that each provision of this Agreement that provides for a disclaimer of warranties or an exclusion or limitation of damages represents an express allocation of risk, and is part of the consideration of this Agreement.
a. Amendment. GAIN Capital shall have the right, at any time and without prior written notice to or consent from YOUR COMPANY, to add to or modify the terms of this Agreement, simply by delivering such amended terms to YOUR COMPANY by e-mail at the address provided to GAIN by YOUR COMPANY or by requiring YOUR COMPANY to accept an updated Agreement upon accessing the Software/Service. YOUR COMPANY’s access to or use of the Software/Service after the date such amended terms are delivered to YOUR COMPANY shall be deemed to constitute acceptance of such amended terms.
b. Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other term, provision or condition hereof, whether or not similar, nor shall such waiver constitute a continuing waiver of any such term, provision or condition hereof. No waiver shall be binding unless executed in writing by the party making the waiver.
c. Severability. If any provision of this License Agreement is determined to be illegal or unenforceable, then such provision shall be enforced to the maximum extent possible and the other provisions shall remain fully effective and enforceable.
d. Notice. All notices shall be in writing and shall be deemed to be delivered when sent by first-class mail or when sent by facsimile or e-mail to either parties’ last known post office, facsimile or e-mail address, respectively. User hereby consents to notice by e-mail. All notices shall be directed to the parties at the respective addresses given above or to such other address as either party may, from time to time, provide to the other party.
e. Governing Law. This Agreement is made in and shall be governed by the laws of the State of New York without reference to any conflicts of laws. You agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the state and federal courts located in New York, New York. GAIN Capital’s affiliates, agents, vendors and licensors are intended third party beneficiaries of this Agreement.
f. Dispute Resolution. Any and all disputes relating to or arising out of this License Agreement including, but not limited to, the arbitrability and the validity of this License Agreement shall be resolved by binding arbitration in New York, New York.
g. Force Majeure. If the performance of any part of this License Agreement by either party is prevented, hindered, delayed or otherwise made impracticable by causes beyond the reasonable control of either party, that party shall be excused from such performance to the extent that it is prevented, hindered or delayed by such causes.
h. Entire Agreement. This License Agreement constitutes the complete and exclusive statement of the agreement between the parties with respect to the Software/Service and supersedes any and all prior or contemporaneous communications, representations, statements and understandings, whether oral or written, between the parties concerning the Software/Service.

YOUR COMPANY	GAIN Capital Group, LLC

Signature:	Signature:
Print Name:	Print Name:
Title:	Title:
Date:	Date:

APPENDIX D
Promotional Material
In accordance with Section 9 of this Agreement, all promotional material content used by your company is subject to NFA Compliance Guidelines. GAIN Capital requests you currently inform us of all the promotional material used to solicit customers by completing this Appendix. Kindly continue to update GAIN on an on-going basis of any changes to your present promotional material or the adoption of any new promotional material prior to usage and dissemination to the public.
1.	(a) Do you solicit Forex customers, directly or indirectly by way of a website? If yes, kindly provide the URL to your website:

(b) If you maintain more than one website utilized to solicit Forex customers, directly or indirectly, please disclose additional websites:

2.	Provide contact information for the appropriate individual to be contacted by GAIN for any potential comments and/or changes concerning promotional material.

Contact name:

Phone Number:

E-mail address:

3.	Do you employ other forms of advertising other than website(s)? (i.e. print ads, radio spots, tv commercials, seminars, cold calling, etc.)

4.	Do you plan to solicit US clients or only Non-US? Please disclose target markets by geographical region.

☐ US ☐ NON US ☐ BOTH

If NON US, Please disclose geographical region

5.	Are you currently registered with any regulatory agency, including but not limited to: CFTC, NFA, SEC, NASD? If yes, specify the agency and provide identification number(s).

6.	Do you have any 3rd party solicitors not directly employed by your company soliciting customers on your company’s behalf for forex services and products? If yes, please disclose each individual 3rd party solicitor/entity.

7.	If you have answered “No” to Item #1 and #3 above, please indicate the manner or method you plan to use in soliciting accounts:

8.	Did you at any point hold an Introducing Broker and/or Authorized Trader relationship with another Forex Dealer Member? If yes, please indicate the firm and whether the relationship is still active. If the relationship is no longer active, indicate the reasons for leaving and the dates reflecting when the relationship first commenced and when it effectively ended.

9.	Please affirm by initialing below you are not currently holding a Guaranteed Introducing Broker relationship with another Futures Commission Merchant (“FCM”) or have any intention of pursuing such a relationship. Please be advised this type of relationship with another FCM would service as immediate grounds for termination of this Agreement.

Initials:
By signing below, you formally acknowledge you have read and understood this Appendix to the Agreement and all its content.

Signature:

Name:

Title: